THE PILLAR FUNDS
                    FORM OF INVESTMENT SUB-ADVISORY AGREEMENT


         AGREEMENT made this 1st day of March, 2001, between Fleet Investment Advisors Inc. (the "Advisor") and Vontobel USA Inc. (the "Sub-Advisor").

         WHEREAS,  The  Pillar  Funds,  a  Massachusetts   business  trust  (the
"Trust"), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Advisor has entered into an Investment Advisory Agreement dated March 1, 2001 (the "Advisory Agreement") with the Trust, pursuant to which the Advisor will act as investment advisor to the investment portfolio identified on Schedule A hereto (the "Fund"), which is a series of the Trust; and

         WHEREAS, the Advisor, with the approval of the Trust, desires to retain the Sub-Advisor to provide investment advisory services to the Advisor in connection with the management of the Fund, and the Sub-Advisor is willing to render such investment advisory services.

         NOW, THEREFORE, the parties hereto agree as follows:

1. DUTIES OF THE SUB-ADVISOR. Subject to supervision by the Advisor and the Trust's Board of Trustees, the Sub-Advisor shall manage all of the securities and other assets of the Fund entrusted to it hereunder (the "Assets"), including the purchase, retention and disposition of the Assets, in accordance with the Fund's investment objective, policies and restrictions as stated in the Fund's prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the "Prospectus"), and subject to the following:

         (a) The Sub-Advisor shall, in consultation with and subject to the direction of the Advisor, determine from time to time what Assets will be purchased, retained or sold by the Fund, and what portion of the Assets will be invested or held uninvested in cash.

         (b) In the performance of its duties and obligations under this Agreement, the Sub-Advisor shall act in conformity with the Trust's Declaration of Trust (as defined herein) and the Prospectus and with the instructions and directions of the Advisor and of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, and all other applicable federal and state laws and regulations, as each is amended from time to time.

         (c) The Sub-Advisor shall determine the Assets to be purchased or sold by the Fund as provided in subparagraph (a) and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in the Fund's Registration Statement (as defined herein) and
                  Prospectus or as the Board of Trustees or the Advisor may direct from time to time, in conformity with federal securities laws. In executing Fund transactions and selecting brokers or dealers, the Sub-Advisor will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Advisor shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Advisor may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934). Consistent with any guidelines established by the Board of Trustees of the Trust, the Sub-Advisor is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a Fund transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Advisor determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer - - viewed in terms of that particular transaction or terms of the overall responsibilities of the Sub-Advisor to the Fund. In addition, the Sub-Advisor is authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Advisor, Sub-Advisor or the Trust's principal underwriter) to take into account the sale of shares of the Trust if the Sub-Advisor believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Fund's Assets be purchased from or sold to the Advisor, Sub-Advisor, the Trust's principal underwriter, or any affiliated person of either the Trust, Advisor, the Sub-Advisor or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission ("SEC") and the 1940 Act.

         (d) The Sub-Advisor shall maintain all books and records with respect to transactions involving the Assets required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act. The Sub-Advisor shall provide to the Advisor or the Board of Trustees such periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Advisor or Board of Trustees may reasonably request.

                  The Sub-Advisor shall keep the books and records relating to the Assets required to be maintained by the Sub-Advisor under this Agreement and shall timely furnish to the Advisor all information relating to the Sub-Advisor's services under this Agreement needed by the Advisor to keep the other books and records of the Fund required by Rule 31a-1 under the 1940 Act. The Sub-Advisor shall also furnish to the Advisor any other information relating to the Assets that is required to be filed by the Advisor or the Trust with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Advisor or the Trust obtains from the SEC. The Sub-Advisor agrees that all records that it maintains on behalf of the Fund are property of the Fund and the Sub-Advisor will surrender promptly to the Fund any of such records upon the Fund's request; provided, however, that the Sub-Advisor may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Advisor shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-advisor upon the termination of this Agreement (or, if there is no successor sub-advisor, to the Advisor).

         (e) The Sub-Advisor shall report regularly to the Advisor and will make appropriate persons available for the purpose of reviewing at reasonable times with representatives of the Advisor and the Board of Trustees of the Trust the management of the Fund, including, without limitation, review of the general investment strategy of the Fund, the performance of the Fund in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by the Advisor;

         (f) The Sub-Advisor shall treat confidentially and as proprietary information of the Trust all such records and other information relative to the Trust maintained by the Sub-Advisor, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Advisor may be exposed to civil or criminal contempt proceeding for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

         (g) The Sub-Advisor shall provide the Fund's custodian on each business day with information relating to all transactions concerning the Fund's Assets and shall provide the Advisor with such information upon request of the Advisor.

         (h) The investment management services provided by the Sub-Advisor under this Agreement are not to be deemed exclusive and the Sub-Advisor shall be free to render similar services to others, as long as such services do not impair the services rendered to the Advisor or the Trust.

         (i) The Sub-Advisor shall promptly notify the Advisor of any financial condition that is likely to impair the Sub-Advisor's ability to fulfill its commitment under this Agreement.

         (j) The Sub-Advisor shall review all proxy solicitation materials and be responsible for voting and handling all proxies in relation to the securities held in the Fund. The Advisor shall instruct the custodian and other parties providing services to the Fund to promptly forward misdirected proxies to the Sub-Advisor.

                  Services to be furnished by the Sub-Advisor under this Agreement may be furnished through the medium of any of the Sub-Advisor's directors, officers or employees.

                  For all purposes of this Agreement, the Sub-Advisor shall be deemed to be an independent contractor, and shall have no authority to act as an agent for the Advisor or Trust in any manner or in any respect.

2. DUTIES OF THE ADVISOR. The Advisor shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Sub-Advisor's performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Advisor of responsibility for compliance with the Trust's Declaration of Trust (as defined herein), the Prospectus, the instructions and directions of the Board of Trustees of the Trust, the requirements of the 1940 Act, the Internal Revenue Code of 1986, and all other applicable federal and state laws and regulations, as each is amended from time to time.

3. DELIVERY OF DOCUMENTS. The Advisor has furnished the Sub-Advisor with copies properly certified or authenticated of each of the following documents:

         (a) The Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts (such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the "Declaration of Trust");

         (b) By-Laws of the Trust (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, are herein called the "By-Laws");

         (c)      Prospectus(es) of the Fund.

4. COMPENSATION TO THE SUB-ADVISOR. For the services to be provided and the expense assumed by the Sub-Advisor pursuant to this Agreement, the Advisor will pay the Sub-Advisor, and the Sub-Advisor agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in the Schedule(s) which is attached hereto and made part of this Agreement. The fee will be calculated based on the average daily net assets of the Fund and will be paid to the Sub-Advisor monthly. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Advisor may, in its discretion and from time to time, waive a portion of its fee.

5. LIABILITY. The Sub-Advisor shall not be liable for any error of judgment or for any loss suffered by the Fund or the Advisor in connection with the performance of its obligations under this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), or a loss resulting from willful misfeasance, bad faith or gross negligence on the Sub-Advisor's part in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement, except as may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby.

6. DURATION AND TERMINATION. This Agreement shall become effective upon its approval by the Trust's Board of Trustees and by the vote of a majority of the outstanding voting securities of the Fund. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to the Fund
         (a) by the Fund at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund, (b) by the Advisor at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the Sub-Advisor, or (c) by the Sub-Advisor at any time, without the payment of any penalty, on 90 days' written notice to the Advisor. This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Advisor's agreement with the Trust. As used in this Section 6, the terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

7. GOVERNING LAW. This Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

8. SEVERABILITY. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

9. AMENDMENT. The terms or provisions of this Agreement may be amended, modified or waived in writing if such amendment, modification or waiver is signed by both parties hereto; provided that an amendment, modification or waiver shall not become effective until approved by vote of a majority of the (a) Trust's Trustees, including by a majority of the Independent Trustees, and (b) Fund's outstanding voting securities if shareholder approval is required by the 1940 Act and/or the rules and regulations thereunder.

10. NOTICE. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

         To the Advisor at:                Fleet Investment Advisors Inc.
                                           Attn:  Thomas P. Fay
                                           100 Federal Street
                                           Boston, MA  02110

         To the Sub-Advisor at:            Vontobel USA Inc.
                                           Attn: Henry Schlegel, President & CEO
                                           450 Park Avenue
                                           New York, NY   10022

11. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         A copy of the Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Fund or the Trust.

         Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.


Fleet Investment Advisors Inc.            Vontobel USA Inc.


By: /s/ Thomas P. Fay                     By: /s/ Joseph Mastoloni
   -----------------------------------        ----------------------------------


Name: Thomas P. Fay.                      Name:     Joseph Mastoloni
      --------------------------------              ----------------------------


Title: Chief Operating Officer            Title:   VP/Compliance Officer
       -------------------------------             -----------------------------

                                   SCHEDULE A
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                                     BETWEEN
                   SUMMIT BANK INVESTMENT MANAGEMENT DIVISION
                                       AND
                               VONTOBEL USA. INC.

Pursuant to Article 4, the Advisor shall pay the Sub-Advisor compensation at an annual rate as follows:

International Equity Fund           .60% of the  average  daily net assets
                                    of the Fund up to and including $50 million;
                                    .45% of the average daily net assets of the Fund in excess of $50 million up to and including $150 million; and .30% of the average daily net assets of the Fund in excess of $150 million.